Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement(Form S-8 No. 33-57518 and Form S-8 No. 333-0461) pertaining to the Stock Option Plan and the 1995 Nonstatutory Stock Option Plan of Ophthalmic Imaging Systems of our report dated October 21, 1997 (except for Note 10, as to which the date is November 18, 1997) with respect to the 1997 financial statements of Ophthalmic Imaging Systems Annual Report (Form 10-KSB) for the year ended August 31, 1998.

                                            ERNST & YOUNG

Sacramento, California
December 14,1998